UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30 , 2011

Commission File Number:  00025940

Glowpoint, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
770312442
(IRS Employer Identification No.)

430 Mountain Avenue, Suite 301, Murray Hill, New Jersey 07974
(Address of principal executive offices)

973-855-3411
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2011, Glowpoint, Inc. issued 769,049 shares of common stock as consideration for the purchase of assets pursuant to the terms of a Purchase Agreement, as previously announced on a Current Report on Form 8-K dated May 20, 2011, as filed with the Securities and Exchange Commission on May 24, 2011. 448,845 shares were issued to Avaya Inc., 66,197 shares were issued to Avaya UK and 254,007 shares were issued to Avaya Canada Corp. The total number of shares was based on consideration equal to $1,580,934 using the common stock's 30-day trailing volume-weighted average price for the period ended June 28, 2011. The shares of common stock were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glowpoint, Inc.

Date:   July 1, 2011
By:	/s/ John R. McGovern

Name: John R. McGovern
Title: Chief Financial Officer